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MASTER INSTITUTIONAL MONEY MARKET LLC: MASTER INSTITUTIONAL TAX-EXEMPT
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PORTFOLIO (THE "MASTER PORTFOLIO")
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FUNDS FOR INSTITUTIONS SERIES: FFI INSTITUTIONAL TAX-EXEMPT FUND (THE "FUND")
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77C

Shareholder Vote

Attached please find as an exhibit to Sub-Item 77C of Form N-SAR, information regarding a reorganization involving the Master Portfolio and the Fund that was approved by the sole interestholder of the Master Portfolio and the shareholders of the Fund.

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                                                                    EXHIBIT 77C

MASTER INSTITUTIONAL MONEY MARKET LLC: MASTER INSTITUTIONAL TAX-EXEMPT PORTFOLIO
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FUNDS FOR INSTITUTIONS SERIES: FFI INSTITUTIONAL TAX-EXEMPT FUND
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77C

Shareholder Vote

During the fiscal semi-annual period ended April 30, 2016, MuniCash (the "Acquiring Fund"), a series of BlackRock Liquidity Funds, acquired substantially all of the assets and assumed substantially all of the liabilities of FFI Institutional Tax-Exempt Fund, a series of Funds For Institutions Series (the "Target Fund"), including the assets the Target Fund acquired from Master Institutional Tax-Exempt Portfolio, a series of Master Institutional Money Market LLC (the "Master Target Fund"). Before the reorganization described below, the Target Fund invested all of its investable assets in the Master Target Fund.

At a meeting held on July 28, 2015, the Board of BlackRock Liquidity Funds, with respect to the Acquiring Fund, the Board of Funds For Institutions Series, with respect to the Target Fund and the Board of Master Institutional Tax-Exempt Portfolio, with respect to the Master Target Fund, each approved the proposal which provided for the reorganization consisting of: (i) the transfer of the assets and liabilities of the Master Target Fund to the Target Fund in exchange for the surrender of all of the limited liability company interests of the Master Target Fund owned by the Target Fund (which transfer may be structured as an in-kind liquidation of the Master Target Fund); (ii) the transfer of the assets and liabilities of the Target Fund, including the assets it acquired from the Master Target Fund, to the Acquiring Fund in exchange for newly-issued shares of the Acquiring Fund having an aggregate net asset value equal to the value of the assets of the Target Fund acquired by the Acquiring Fund reduced by the liabilities of the Target Fund; and (iii) the distribution of the newly-issued shares of the Acquiring Fund to the shareholders of the Target Fund (the "Reorganization").

On August 10, 2015, in connection with the Reorganization, BlackRock Liquidity Funds filed a Registration Statement on Form N-14 (File No. 333-206288) (the "N-14 Registration Statement"). The N-14 Registration Statement contained the proxy materials soliciting the approval of the Reorganization by the shareholders of the Target Fund. The N-14 Registration Statement went effective on October 28, 2016.

On December 17, 2015, the shareholders of the Target Fund approved the Reorganization at a special meeting of shareholders held for that purpose (the "Meeting"). The shares were voted as follows:

                                 For: 1,095,583,928
                             Against:     1,171,690
                             Abstain:     2,142,195

At the meeting, the shareholders of the Target Fund also were asked to provide instructions on how the Target Fund should vote its limited liability company interests in the Master Target Fund with respect to an Agreement and Plan of Reorganization (the "Reorganization

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Agreement"), which provides for the liquidation of the Master Target Fund. At the Meeting, the shareholders of the Target Fund instructed the Target Fund to vote its interests with respect to the Reorganization Agreement as follows:

                                        For: 73.978%
                                    Against:  0.079%
                                    Abstain:  0.145%
                             No Instructions 25.798%

The sole interestholder of the Master Target Fund was the Target Fund. In a ballot dated December 17, 2015, the Target Fund voted its interests in the Master Target Fund with respect to the Reorganization Agreement, and the Reorganization contemplated thereby, as follows:

                                        For: 73.978%
                                    Against:  0.079%
                                    Abstain:  0.145%
                             No Instructions 25.798%

The Reorganization was completed on [January 22,] 2016.